Results of Special Shareholder Meeting (unaudited)

A special meeting of the shareholders of each portfolio of the LB Series Fund, Inc. (Opportunity Growth Portfolio, FTI Small Cap Growth Portfolio, MFS Mid Cap Growth Portfolio, Mid Cap Growth Portfolio, World Growth Portfolio, FI All Cap Portfolio, Growth Portfolio, MFS Investors Growth Portfolio, TRP Growth Stock Portfolio, Value Portfolio, High Yield Portfolio, Income Portfolio, Limited Maturity Bond Portfolio and Money Market Portfolio) was held on April 10, 2002. The matters voted upon at the meeting and the shares cast for, against, and abstaining were as follows.

Approval of New Investment Advisory Agreement with Aid Association for Lutherans (now known as Thrivent Financial for Lutherans)

                                                     For                       Against                    Abstain
Opportunity Growth Portfolio                    33,059,597.444               561,675.180              1,017,027.083
FTI Small Cap Growth Portfolio                   1,152,392.467                 7,377.458                  5,214.344
MFS Mid Cap Growth Portfolio                     1,212,040.693                 5,473.290                  4,340.687
Mid Cap Growth Portfolio                        39,730,420.067               566,182.797              1,008,104.746
World Growth Portfolio                          41,565,313.983               711,971.374              1,232,181.899
FI All Cap Portfolio                             2,035,754.322                 4,863.285                 21,276.887
Growth Portfolio                               222,300,227.938             3,691,964.532              6,730,083.538
MFS Investors Growth Portfolio                   1,273,654.863                 4,399.256                  7,646.338
TRP Growth Stock Portfolio                       1,661,940.203                15,399.015                  6,184.302
Value Portfolio                                  2,567,134.284                88,703.368                 26,364.018
High Yield Portfolio                           177,860,062.206             2,699,927.571              5,585,532.109
Income Portfolio                               119,470,656.223             1,782,537.738              4,009,135.194
Limited Maturity Bond Portfolio                  3,792,051.636                68,599.773                 36,756.615
Money Market Portfolio                         368,192,387.556             6,582,232.026             14,476,239.447

Approval of New Investment Subadvisory Agreement with Franklin Advisers, Inc. for FTI Small Cap Portfolio

                                                 For                        Against                   Abstain
                                                 1,152,808.712              4,333.180                 7,842.377

Approval of New Investment Subadvisory Agreement with Massachusetts Financial Services Company for MFS Mid Cap Growth Portfolio and MFS Investors Growth Portfolio

                                                 For                        Against                   Abstain
MFS Mid Cap Growth Portfolio                     1,207,498.382              7,786.078                 6,570.210
MFS Investors Growth Portfolio                   1,271,767.533              8,252.355                 5,680.569

Approval of New Investment Subadivsory Agreement with Fidelity Management & Research Company for FI All Cap Portfolio

                                                 For                        Against                   Abstain
                                                 2,036,492.126              6,347.980                 19,054.388

Approval of New Investment Subadivsory Agreement with T. Rowe Price Associates, Inc. for TRP Growth Stock Portfolio

                                                 For                        Against                   Abstain
                                                 1,661,855.522              14,563.238                7,104.760

Approval of New Investment Subadivsory Agreement with T. Rowe Price International, Inc. for World Growth Portfolio

                                                 For                        Against                   Abstain
                                                 41,487,975.743             736,778.606               1,284,712.907